UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2011

Commission file number 001-32511

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 3, 2011, IHS Inc. issued a media release to publicly reaffirm its previously announced financial guidance for fiscal year 2011 and to provide financial guidance for fiscal year 2012. The media release and presentation materials to be referenced during a previously announced call on November 3, 2011, have each been furnished with this Form 8-K as an exhibit and posted on the company's website (www.ihs.com). In addition, the media release has been distributed to the media through a newswire release.

The announcement and the presentation materials included as exhibits to this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are subject to various risks and uncertainties that could cause actual results and developments to differ materially from such statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. A number of factors could cause the company’s actual results, performance, achievements, or industry results to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Due to these uncertainties and risks, readers of this Current Report on Form 8-K and the media release are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of the media release. IHS disclaims any duty to update guidance or any other forward-looking statement to reflect subsequent events, actual results, or changes in the company’s expectations.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Media Release dated November 3, 2011.

99.2 Materials for Financial Guidance Conference Call dated November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: November 3, 2011	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary